UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT – APRIL 1, 2008

LUMONALL INC.
(Exact name of Registrant as specified in its charter)

NEVADA	0-28315	13-1026995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3565 King Road, Suite 102
King City, Ontario, Canada L7B 1M3
(Address of principal executive offices)

(905) 833-9845
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Table of Contents

Item 5.02:	Election of Directors; Appointment of Principal Officers.

Item 9.01:	Financial Statements and Exhibits.

Item 5.02:	Election of Directors; Appointment of Principal Officers.

On April 1, 2008, Mr. John G. Simmonds resigned as CEO of Lumonall, Inc. (“Lumonall” or the “Company”) and Mr. Michael Hetherman succeeded him as CEO. Mr. Simmonds will continue to serve as Chairman of the Company’s Board of Directors. Mr. Hetherman has served as President and Chief Operating Officer since May 2007 and has been a member of the Board of Directors since August 2007.

Mr. Simmonds resignation was voluntary and did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies, procedures or practices.

Appended as Exhibit 99.1 to this Form 8-K is a press release issued by the Company on April 2, 2008 announcing the changes.

The Company previously disseminated biographical information about Mr. Hetherman on September 4, 2007, which is reproduced below.

Michael J. Hetherman, Director, President and Chief Operating Officer

Mike Hetherman, 43, joined The Willis Supply Company Limited in 1992, and is currently the President and Chief Executive Officer. Willis, established in 1967, has been a distributor of DuPont Corian™ Products since 1975.  Over the years, it has become the exclusive distributor covering Ontario to B.C.  In 2001, Willis expanded to include Washington, Oregon and Alaska in the U.S. In 2003 Willis opened Willis China a “World Class Building Materials Sourcing Company”.

With over 20 years of experience in the construction industry to his credit, Mr. Hetherman is also a Certified Kitchen Designer through the National Kitchen and Bath Association and a Quantum Shift Fellow, an invitation-only program founded and sponsored by KPMG Enterprise and the Richard Ivey School of Business. Quantum Shift annually challenges forty of Canada's most promising entrepreneurs to improve their leadership style, inspire their business partners and maximize their growth opportunities. Candidates must be nominated by KPMG Enterprise and selected by the Richard Ivey School of Business. Throughout most of his career in the construction industry, he has served on the Board of Directors for the National Kitchen and Bath Association (NKBA), and was the President of the NKBA Ontario Chapter from 1992 – 1994.  He is a two time award-winning designer of the North American Kitchen Design Competition.

Current Compensation Arrangements

There was no change in compensation provided to Mr. Hetherman as a result of his new responsibilities. Mr. Hetherman is compensated through a management services agreement between Katemy Holdings Inc. (“Katemy”) and Lumonall. Katemy is solely owned by Mr. Hetherman and his direct family. The agreement was entered into on January 1, 2008 and expires on March 31, 2009. The agreement may be extended for a further one year period on 90 days notice. The Company is obligated to pay Katemy $18,500 per month for services provided Mr. Hetherman and the administrative services of others. Pursuant to the terms of the agreement the Company is obligated to pay Katemy a cash bonus of 2% of sales and 5% of earnings before interest, taxes, depreciation and amortization on a quarterly basis. A copy of the Katemy management services agreement is appended herein as Exhibit 99.2.

Item 9.01:                                Financial Statements and Exhibits.

Exhibit 99.1	Press Release Titled Lumonall Announces Changes in Officers, dated April 2, 2008.
Exhibit 99.2	Management Services Agreement between Katemy Holdings Inc. and Lumonall Inc. dated January 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Lumonall Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Lumonall, Inc.

Date: April 8, 2008	By:	/s/ Gary N. Hokkanen
Name: Gary N. Hokkanen
Title: Chief Financial Officer